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                                                                    Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement 333-62931 (Form S-3) and to the incorporation by reference therein of our report dated February 13, 1998, except for Note 20, as to which the date is March 10, 1998, with respect to the consolidated financial statements of Shared Technologies Fairchild Inc. and Subsidiaries included in Intermedia Communications Inc.'s amended Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                /s/  Ernst & Young LLP

Vienna, Virginia

January 26, 1999